WAIVER AND MODIFICATION

Ortec International, Inc.

3960 Broadway

New York, NY 10032

Attn: Alan W. Schoenbart

Gentlemen:

Reference is made to the Registration Rights Agreement (the “Agreement”) dated as of October 12, 2005 by and among Ortec International, Inc. (the “Company”) and the purchasers listed on Schedule I thereto. Capitalized terms not defined in this waiver and modification shall have the meaning ascribed to them in the Agreement. The undersigned, being the Holders of a majority of the Registrable Securities now outstanding and pursuant to the provisions of Section 7 (f) of the Agreement agree and consent to the following:

1. The undersigned waive the Company’s obligations arising from those portions of the provisions of Section 7 (e) of the Agreement which require the Company to make payments, as liquidated damages, to the Holders as a result of the Company’s failure to file the Registration Statement on or prior to the Filing Date. The undersigned do not waive the Company’s obligations, also set forth in Section 7(e) of the Agreement, to make payments, as liquidated damages, to the Holders if the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as modified in Section 2 below).

2. The definition of “Effectiveness Date” in Section 1 of the Agreement is changed to read as follows:

“Effectiveness Date” means with respect to the Registration Statement the earlier of the one hundred fifth (105th) Business Day following the Filing Date or the date which is within three (3) Business Days of the date on which the Commission informs the Company that the Commission (i) will not review the Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement.

3. The undersigned agree that the following shall be added to Schedule II (“Other Securities Permitted to be Included in the Registration Statement”) to the Agreement:

10.

So many shares of Common Stock issued, or issuable upon the exercise of warrants issued (estimated to be 38,000,000 shares in aggregate), in a transaction for the acquisition by merger of another biotechnology company.

11.

So many shares of Common Stock that may be issued, or issuable upon the exercise of warrants or upon the conversion of convertible securities issued, in raising up to $10,000,000 in a private placement of the Company’s securities within the next 10 months.

Yours very truly,

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